Exhibit 99.1

Mimecast Announces Second Quarter 2020 Financial Results

Second Quarter Highlights

•	Total revenue of $103.4 million grew 26% yoy on a GAAP basis and 29% in constant currency
•	Added 800 net new customers. Total customers 36,100 globally
•	Revenue retention rate of 110%
•	Gross profit percentage of 75%, Non-GAAP gross profit percentage of 76%
•	GAAP EPS of $(0.01) per diluted share, Non-GAAP EPS of $0.13 per diluted share

Lexington, MA – November 7, 2019 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the second quarter ended September 30, 2019.

“Email Security 3.0 furthers our defenses beyond the perimeter, addressing pervasive threats to protect customer’s brands and reputations while simplifying IT,” stated Peter Bauer, CEO of Mimecast.

Mimecast’s CFO, Rafe Brown, commented, “For the first time we surpassed $100 million in quarterly revenue.  A tremendous achievement on the back of solid execution that led us to exceed the high end of our guidance for both revenue and adjusted EBITDA.”

Second Quarter 2020 Financial Highlights

•

Revenue: Revenue for the second quarter of 2020 was $103.4 million, an increase of 26% compared to $82.2 million of revenue in the second quarter of 2019. Revenue on a constant currency basis increased 29% compared to the second quarter of 2019.

•	Customers: Added 800 net new customers in the second quarter of 2020, and now serve 36,100 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 110% in the second quarter of 2020 consistent with the second quarter of 2019.
•	Gross Profit Percentage: Gross profit percentage was 75% in the second quarter of 2020, compared to 73% in the second quarter of 2019.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 76% in the second quarter of 2020, compared to 74% in the second quarter of 2019.
•

Net Loss: Net loss was $0.9 million, or $(0.01) per diluted share, based on 61.8 million diluted shares outstanding, compared to a net loss of $2.1 million, or $(0.03) per diluted share, based on 59.8 million diluted shares outstanding in the second quarter of 2019.

•

Non-GAAP Net Income: Non-GAAP net income was $8.5 million, or $0.13 per diluted share, based on 63.9 million diluted shares outstanding, compared to a non-GAAP net income of $3.6 million or $0.06 per diluted share, based on 62.8 million diluted shares outstanding in the second quarter of 2019.

•	Adjusted EBITDA: Adjusted EBITDA was $20.0 million, representing an Adjusted EBITDA margin of 19.3%, up from 15.0% in the second quarter of 2019.
•	Operating Cash Flow: Operating cash flow was $17.7 million in the second quarter of 2020, compared to $12.5 million in the second quarter of 2019.
•

Free Cash Flow, Cash and Investments: Free cash flow was $4.0 million in the second quarter of 2020, compared to $4.2 million in the second quarter of 2019. Cash and short-term investments as of September 30, 2019 were $199.2 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights

•	Email Security 3.0 advances cyber resilience beyond the network perimeter to address pervasive threats seeking to defraud brands and reputations.
•	Mimecast Secure Email Gateway was recognized as a 2019 Gartner Peer Insights Customers’ Choice for Email Security.
•	Mimecast’s API platform expanded to include integration with Rapid7®.
•	Announced that Alpna Doshi will join our board of directors in December as an independent director and a member of the Compensation Committee.
•	Announced that Heather Bentley will join Mimecast’s leadership team later in November as the Senior Vice President of Customer Operations.
•	Susan Vaillancourt joined Mimecast as Vice President, Brand Strategy.
•	Mimecast opened a new 79,000 square foot headquarters in central London to support expansion and job creation.
•	More than 500 customers and partners came together in October to attend Mimecast’s Cyber Resilience Summit in Dallas, TX.
•	Mimecast Targeted Threat Protection added 1,200 new subscriptions in the second quarter. In total, 25,700 customers now use the service.
•	On average, Mimecast customers used 3.2 services in the second quarter of 2020. This represents an increase from the average of 3.0 services used by customers in the second quarter of 2019.

Business Outlook

Mimecast is providing guidance for the third quarter and fiscal year 2020.

Third Quarter 2020 Guidance:

For the third quarter of 2020, revenue is expected to be in the range of $107.4 million to $108.5 million and constant currency revenue growth is expected to be in the range of 24% to 25%. Adjusted EBITDA for the third quarter is expected to be in the range of $17.7 million to $18.7 million. Our revenue guidance for the third quarter is based on exchange rates as of October 31, 2019 and includes an estimated negative impact of $0.9 million resulting from the strengthening of the U.S. dollar compared to the prior year.

Fiscal Year 2020 Guidance:

For the full year 2020, revenue is expected to be in the range of $420.8 million to $425.3 million and constant currency revenue growth is expected to be in the range of 26% to 28%. Adjusted EBITDA is expected to be in the range of $72.9 million to $74.4 million. Our revenue guidance for full year 2020 is based on exchange rates as of October 31, 2019 and includes an estimated negative impact of $9.2 million resulting from the strengthening of the U.S. dollar compared to the prior year, and a positive foreign exchange impact of $2.0 million compared to our prior fiscal year 2020 guidance.

GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Prior to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (ASC 842), on April 1, 2019, Adjusted EBITDA also included rent paid in the period related to locations which had been accounted for as build-to-suit facilities. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net loss or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net loss.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EST (UTC-05:00) on November 7, 2019.  To access the conference call, dial (844) 402-0879 for the U.S. and Canada and (478) 219-0767 for international callers and enter conference ID# 3396635.  The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada and (404) 537-3406 for international callers and entering conference ID# 3396635.  In addition, an archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

About Mimecast

Mimecast is a cybersecurity provider that helps thousands of organizations worldwide make email safer, restore trust and bolster cyber resilience. Mimecast’s expanded cloud suite enables organizations to implement a comprehensive cyber resilience strategy. From email and web security, archive and data protection to awareness training, uptime assurance and more, Mimecast helps organizations stand strong in the face of cyberattacks, human error and technical failure. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the third quarter and full year 2020, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangibles so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net loss, adjusted to exclude: share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses, litigation-related expenses and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net loss calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net loss calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Prior to the adoption of ASC 842 on April 1, 2019, Adjusted EBITDA also included rent paid in the period related to locations which had been accounted for as build-to-suit facilities.  We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, Mimecast’s Email Security 3.0 initiatives, the impact of API platform integrations, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Business Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, the ability to attract new customers and retain existing customers, competitive conditions, data breaches, compliance with data privacy and data transfer laws and regulations, service disruptions, the impact of acquisitions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the global nature of the Company’s business, including foreign currency exchange rate fluctuations, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Revenue	$103,357	$82,169	$202,588	$160,573
Cost of revenue	26,134	21,938	51,601	42,914
Gross profit	77,223	60,231	150,987	117,659
Operating expenses
Research and development	19,320	14,157	38,705	27,257
Sales and marketing	41,165	34,705	84,535	68,908
General and administrative	16,756	12,448	32,203	24,662
Restructuring	—	(170)	—	(170)
Total operating expenses	77,241	61,140	155,443	120,657
Loss from operations	(18)	(909)	(4,456)	(2,998)
Other income (expense)
Interest income	1,114	543	2,096	987
Interest expense	(1,195)	(1,568)	(2,475)	(2,095)
Foreign exchange (expense) income and other, net	(704)	498	252	57
Total other income (expense), net	(785)	(527)	(127)	(1,051)
Loss before income taxes	(803)	(1,436)	(4,583)	(4,049)
Provision for income taxes	118	622	348	1,480
Net Loss	$(921)	$(2,058)	$(4,931)	$(5,529)

Net loss per ordinary share
Basic and diluted	$(0.01)	$(0.03)	$(0.08)	$(0.09)

Weighted-average number of ordinary shares outstanding
Basic and diluted	61,829	59,800	61,638	59,489

MIMECAST LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of September 30,	As of March 31,
	2019	2019
Assets
Current assets
Cash and cash equivalents	$191,172	$137,576
Short-term investments	8,017	35,941
Accounts receivable, net	70,172	80,953
Deferred contract costs, net	9,491	8,140
Prepaid expenses and other current assets	17,948	25,871
Total current assets	296,800	288,481

Property and equipment, net	74,095	94,202
Operating lease right-of-use assets	127,254	—
Intangible assets, net	31,572	30,623
Goodwill	110,467	107,575
Deferred contract costs, net of current portion	31,877	28,250
Other assets	6,652	5,156
Total assets	$678,717	$554,287

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$12,574	$9,457
Accrued expenses and other current liabilities	42,256	44,309
Deferred revenue	161,686	163,102
Current portion of finance lease obligations	949	844
Current portion of operating lease obligations	29,632	—
Current portion of long-term debt	5,321	4,059
Total current liabilities	252,418	221,771

Deferred revenue, net of current portion	11,598	12,472
Long-term finance lease obligations	859	1,381
Operating lease liabilities	116,624	—
Long-term debt	89,856	92,797
Construction financing lease obligations	—	36,650
Other non-current liabilities	4,742	15,581
Total liabilities	476,097	380,652

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 61,953,197 and 61,158,051 shares issued and outstanding as of September 30, 2019 and March 31, 2019, respectively	743	734
Additional paid-in capital	292,575	263,388
Accumulated deficit	(86,391)	(83,632)
Accumulated other comprehensive loss	(4,307)	(6,855)
Total shareholders' equity	202,620	173,635
Total liabilities and shareholders' equity	$678,717	$554,287

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Operating activities
Net loss	$(921)	$(2,058)	$(4,931)	$(5,529)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,538	7,354	14,980	14,280
Share-based compensation expense	9,938	6,109	19,972	11,290
Amortization of deferred contract costs	2,260	1,493	4,376	2,879
Amortization of debt issuance costs	114	123	271	123
Amortization of operating lease right-of-use assets	8,050	—	15,727	—
Other non-cash items	(29)	(353)	(71)	(372)
Unrealized currency losses (gains) on foreign denominated transactions	993	(388)	137	(499)
Changes in assets and liabilities:
Accounts receivable	(3,172)	(3,622)	8,755	2,457
Prepaid expenses and other current assets	(2,765)	1,713	6,091	3,282
Deferred contract costs	(5,434)	(3,936)	(10,240)	(7,771)
Other assets	(655)	(1,110)	(1,293)	(1,208)
Accounts payable	2,884	2,863	2,076	2,971
Deferred revenue	1,353	4,125	2,648	6,646
Operating lease liabilities	(4,963)	—	(10,108)	—
Accrued expenses and other liabilities	2,492	156	(2,183)	554
Net cash provided by operating activities	17,683	12,469	46,207	29,103
Investing activities
Purchases of strategic investments	—	—	(3,025)	—
Purchases of investments	—	(6,984)	—	(6,984)
Maturities of investments	14,000	23,500	28,000	40,500
Purchases of property, equipment and capitalized software	(13,705)	(8,268)	(22,866)	(15,843)
Payments for acquisitions, net of cash acquired	—	(108,913)	—	(108,913)
Net cash provided by (used in) investing activities	295	(100,665)	2,109	(91,240)
Financing activities
Proceeds from issuance of ordinary shares	1,937	3,307	10,807	9,211
Withholding taxes related to net share settlement of restricted share units	(397)	—	(1,534)	—
Payments on debt	(1,250)	(625)	(1,875)	(625)
Payments on finance lease obligations	(252)	(239)	(418)	(442)
Payments on construction financing lease obligations	—	(427)	—	(840)
Proceeds from issuance of debt, net of issuance costs	—	97,748	—	97,748
Net cash provided by financing activities	38	99,764	6,980	105,052
Effect of foreign exchange rates on cash	(1,656)	(217)	(1,700)	(2,373)
Net increase in cash and cash equivalents	16,360	11,351	53,596	40,542

Cash and cash equivalents at beginning of period	174,812	107,530	137,576	78,339
Cash and cash equivalents at end of period	$191,172	$118,881	$191,172	$118,881

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
	(dollars in thousands)
Revenue constant currency growth rate (1)	29%	32%	30%	32%
Revenue retention rate (2)	110%	110%	110%	110%
Total customers (3)	36,100	32,200	36,100	32,200
Gross profit percentage	75%	73%	75%	73%
Adjusted EBITDA (1)	$19,986	$12,312	$33,489	$22,270

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$103,357	$82,169	$202,588	$160,573
Revenue year-over-year growth rate, as reported	26%	30%	26%	32%
Estimated impact of foreign currency fluctuations	3%	2%	4%	—%
Revenue constant currency growth rate	29%	32%	30%	32%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.068	0.071	0.069	0.075
GBP	1.233	1.303	1.259	1.332
AUD	0.686	0.731	0.693	0.744

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
	(dollars in thousands)
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$77,223	$60,231	$150,987	$117,659
GAAP gross profit percentage	75%	73%	75%	73%

Plus:
Share-based compensation expense	906	420	1,693	824
Amortization of acquired intangible assets	628	348	1,253	387
Non-GAAP gross profit	$78,757	$60,999	$153,933	$118,870
Non-GAAP gross profit percentage	76%	74%	76%	74%

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
GAAP research and development	$19,320	$14,157	$38,705	$27,257
Less:
Share-based compensation expense	2,693	1,571	5,242	2,901
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP research and development	$16,627	$12,586	$33,463	$24,356

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
GAAP sales and marketing	$41,165	$34,705	$84,535	$68,908
Less:
Share-based compensation expense	3,531	1,965	7,313	3,796
Amortization of acquired intangible assets	24	22	54	26
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP sales and marketing	$37,610	$32,718	$77,168	$65,086

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
GAAP general and administrative	$16,756	$12,448	$32,203	$24,662
Less:
Share-based compensation expense	2,808	2,153	5,724	3,769
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	71	717	71	1,447
Litigation-related expenses	2,350	—	2,700	—
Non-GAAP general and administrative	$11,527	$9,578	$23,708	$19,446

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
GAAP loss from operations	$(18)	$(909)	$(4,456)	$(2,998)
Plus:
Share-based compensation expense	9,938	6,109	19,972	11,290
Amortization of acquired intangible assets	652	370	1,307	413
Acquisition-related expenses	71	717	71	1,447
Restructuring	—	(170)	—	(170)
Litigation-related expenses	2,350	—	2,700	—
Non-GAAP income from operations	$12,993	$6,117	$19,594	$9,982

The following table presents a reconciliation of Net loss to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Reconciliation of Non-GAAP Net Income:
Net loss	$(921)	$(2,058)	$(4,931)	$(5,529)
Share-based compensation expense	9,938	6,109	19,972	11,290
Amortization of acquired intangible assets	652	370	1,307	413
Acquisition-related expenses (1)	71	717	71	1,447
Litigation-related expenses (2)	2,350	—	2,700	—
Restructuring	—	(170)	—	(170)
Gain on previously held asset	—	(338)	—	(338)
Income tax effect of Non-GAAP adjustments	(3,639)	(1,028)	(5,705)	(1,303)
Non-GAAP net income	$8,451	$3,602	$13,414	$5,810
Non-GAAP net income per ordinary share - basic	$0.14	$0.06	$0.22	$0.10
Non-GAAP net income per ordinary share - diluted	$0.13	$0.06	$0.21	$0.09
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	61,829	59,800	61,638	59,489
Diluted	63,889	62,783	63,886	62,689

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 of the notes to our consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts accrued for loss contingencies. See Note 13 of the notes to our consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net loss to Adjusted EBITDA (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA:
Net loss	$(921)	$(2,058)	$(4,931)	$(5,529)
Depreciation, amortization and disposals of long-lived assets	7,538	7,354	14,993	14,280
Rent expense related to build-to-suit facilities	—	(1,028)	—	(1,918)
Interest expense, net	81	1,025	379	1,108
Provision for income taxes	118	622	348	1,480
Share-based compensation expense	9,938	6,109	19,972	11,290
Restructuring	—	(170)	—	(170)
Foreign exchange expense (income)	811	79	(43)	620
Acquisition-related expenses (1)	71	717	71	1,447
Litigation-related expenses (2)	2,350	—	2,700	—
Gain on previously held asset	—	(338)	—	(338)
Adjusted EBITDA	$19,986	$12,312	$33,489	$22,270

(1)

Acquisition-related expenses relate to costs incurred for acquisition activity. See Note 10 of the notes to our consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

Litigation-related expenses relate to amounts accrued for loss contingencies. See Note 13 of the notes to our consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further details.

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$17,683	$12,469	$46,207	$29,103
Purchases of property, equipment and capitalized software	(13,705)	(8,268)	(22,866)	(15,843)
Free Cash Flow	$3,978	$4,201	$23,341	$13,260

Share-based compensation expense for the three and six months ended September 30, 2019 and 2018 (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Cost of revenue	$906	$420	$1,693	$824
Research and development	2,693	1,571	5,242	2,901
Sales and marketing	3,531	1,965	7,313	3,796
General and administrative	2,808	2,153	5,724	3,769
Total share-based compensation expense	$9,938	$6,109	$19,972	$11,290

Amortization of acquired intangible assets for the three and six months ended September 30, 2019 and 2018 (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
Cost of revenue	$628	$348	$1,253	$387
Sales and marketing	24	22	54	26
Total amortization of acquired intangible assets	$652	$370	$1,307	$413

Mimecast Social Media Resources

-	LinkedIn: Mimecast
-	Facebook: Mimecast
-	Twitter: @Mimecast
-	Blog: Cyber Resilience Insights

Press Contact

Alison Raymond Walsh
Press@Mimecast.com
617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074